Exhibit 99.1

Timber Pharmaceuticals Provides Business Update and Announces Third Quarter 2020 Financial Results

WOODCLIFF LAKE, NJ, November 12, 2020 -- Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today provided a business update and announced financial results for the third quarter of 2020, ended September 30, 2020.

John Koconis, Chief Executive Officer of Timber, commented, “During the third quarter the management team of Timber has been working hard on all fronts of the Company’s operations. This includes advancing our two ongoing Phase 2b clinical trials for orphan indications, exploring strategic options for the two assets acquired from BioPharmX Corp, and investigating options to improve the capital structure of the Company. We are also focused on increasing the efficiency of our operations, as evidenced by the cash used in operations for the nine months ended September 30, 2020 was only $6.6 million, compared to cash used in operation for the six months ended June 30, 2020 of $5.1 million, or a cash burn of $1.5 million in the quarter ended September 30, 2020. At September 30th, our cash balance was $12.0 million.”

“With worldwide COVID-19 cases rising, we are actively working with and monitoring our testing sites to reduce the potential for impact on our two trials, which together are taking place at 27 locations in 10 countries around the world. In July, we announced that all 11 sites across the U.S. and Australia participating in the Phase 2b CONTROL study evaluating TMB-001, topical isotretinoin for Congenital Ichthyosis, a rare disorder with no FDA approved treatments, were open and enrolling patients. At the same time, we also announced that 70% of the sites participating in the Phase 2b clinical trial evaluating TMB-002, topical rapamycin for the treatment of facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), were open and enrolling patients. Currently, the TMB-001 study is progressing according to plan. However, site activation and patient enrollment have recently been impacted by the COVID-19 pandemic in the larger and longer TMB-002 study, especially at our contracted test sites in Eastern Europe. At this time, we expect all sites to be opened by year-end 2020 and are working closely with the sites to better estimate any delay to the recruitment timelines.”

“We received $0.3 million in the third quarter in connection with the $1.5 million grant funding awarded to us by the FDA for TMB-001, bringing the total received to date to $0.6 million. The grant was awarded to us as part of the Orphan Products Clinical Trials Grants Program of the FDA’s Office of Orphan Products Development. With the expenses of the merger transaction now behind us and the capital in hand to fund our programs, we are fully focused on advancing our programs and driving toward our goals against the backdrop of the COVID-19 environment,” concluded Mr. Koconis.

For Timber’s complete financial results for the period ended September 30, 2020, see the Company’s quarterly Form 10-Q filed with the Securities and Exchange Commission on November 12, 2020.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), and localized scleroderma. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Form 10-Q filed on August 18, 2020 and its other filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.
John Koconis
Chief Executive Officer
jkoconis@timberpharma.com

Investor Relations:
Stephanie Prince
PCG Advisory
(646) 762-4518
sprince@pcgadvisory.com

Media Relations:
Adam Daley
Berry & Company Public Relations
(212) 253-8881
adaley@berrypr.com